Exhibit (14)

KPMG LLP Two Manhattan West 375 9th Avenue, 17th Floor New York, NY 10001

Consent of Independent Registered Public Accounting Firm
We consent to the use in this Registration Statement on Form N-14 of our report dated February 19, 2026, with respect to the consolidated financial statements of Barings Private Credit Corporation, incorporated herein by reference, and to the reference to our firm under the heading "Experts" in the prospectus.

/s/ KPMG LLP
New York, New York
March 13, 2026